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                                                                   Exhibit 10.9

                            ASSET PURCHASE AGREEMENT


                                 by and between


                             ARCADE MARKETING, INC.


                                      AND


                   MINNESOTA MINING AND MANUFACTURING COMPANY




                     -------------------------------------

                            Dated as of May 28, 1998

                     -------------------------------------


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

                            ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I................................................................................................1
   SECTION 1.1. Sale and Purchase of Assets..............................................................2
   SECTION 1.2. Excluded Assets..........................................................................2
   SECTION 1.3. Assignment of Contracts and Rights.......................................................3

ARTICLE II...............................................................................................4
   SECTION 2.1. Assumed Liabilities......................................................................4
   SECTION 2.2. Excluded Liabilities.....................................................................4

ARTICLE III..............................................................................................4
   SECTION 3.1. Purchase Price...........................................................................4
   SECTION 3.2. Allocation of Purchase Price.............................................................5

ARTICLE IV...............................................................................................5
   SECTION 4.1. Closing..................................................................................5
   SECTION 4.2. Closing Deliveries of Seller.............................................................5
   SECTION 4.3. Closing Deliveries of Buyer..............................................................6
   SECTION 4.4. Transfer Taxes...........................................................................7

ARTICLE V................................................................................................7
   SECTION 5.1.  Organization and Good Standing..........................................................7
   SECTION 5.2.  Authority...............................................................................7
   SECTION 5.3.  No Breach...............................................................................8
   SECTION 5.4.  Taxes...................................................................................8
   SECTION 5.5.  Assets..................................................................................8
   SECTION 5.6.  Assigned Contracts......................................................................9
   SECTION 5.7.  Governmental Approvals..................................................................9
   SECTION 5.8.  Compliance With Applicable Law..........................................................9
   SECTION 5.9.  Employees; Employee Plans...............................................................9
   SECTION 5.10. Approvals..............................................................................10
   SECTION 5.11. Financial Information..................................................................10
   SECTION 5.12. Changes in Circumstances...............................................................10
   SECTION 5.13. Licenses; the Marks....................................................................11
   SECTION 5.14. Legal Proceedings......................................................................11
   SECTION 5.15  Brokers, Finders and Agents............................................................11
   SECTION 5.16. Books and Records......................................................................12
   SECTION 5.17. Disclosure.............................................................................12
   SECTION 5.18. Legal Representation...................................................................12
   SECTION 5.19. Insurance..............................................................................12
   SECTION 5.20. Third Parties..........................................................................12


ARTICLE VI..............................................................................................12
   SECTION 6.1. Organization and Good Standing..........................................................12
   SECTION 6.2. Authority...............................................................................12
   SECTION 6.3. No Breach...............................................................................13
   SECTION 6.4. Governmental Approvals..................................................................13
   SECTION 6.5. Knowledge and Experience................................................................13
   SECTION 6.6. Legal Representation....................................................................13
   SECTION 6.7. Insurance...............................................................................13
   SECTION 6.8. Brokers, Finders and Agents.............................................................14

ARTICLE VII.............................................................................................14
   SECTION 7.1. Conduct of Business Prior to Closing....................................................14
   SECTION 7.2. Mutual Cooperation; Further Assurances..................................................14
   SECTION 7.3. Access to Information...................................................................14
   SECTION 7.4. Exclusivity.............................................................................15
   SECTION 7.5. Non-Competition.........................................................................15
   SECTION 7.6. Offer of Employment.....................................................................17
   SECTION 7.7. Claims..................................................................................17

ARTICLE VIII............................................................................................18
   SECTION 8.1. Conditions to Each Party's Obligations..................................................18
   SECTION 8.2. Conditions to Obligations of Buyer......................................................18
   SECTION 8.3. Conditions to Obligation of Seller......................................................19

ARTICLE IX..............................................................................................20
   SECTION 9.1. Termination.............................................................................20
   SECTION 9.2. Procedures and Effect of Termination....................................................20

ARTICLE X...............................................................................................20
   SECTION 10.1. Survival...............................................................................20

ARTICLE XI..............................................................................................21
   SECTION 11.1. Indemnification by Seller..............................................................21
   SECTION 11.2. Indemnification by Buyer...............................................................22
   SECTION 11.3. Notice of Circumstances................................................................22

ARTICLE XII.............................................................................................23
   SECTION 12.1. Good Faith Settlement..................................................................23
   SECTION 12.2. Arbitration............................................................................23

ARTICLE XIII............................................................................................24
   SECTION 13.1. Confidentiality........................................................................24
   SECTION 13.2. Use of Confidential Information........................................................25
   SECTION 13.3. Protection of Confidential Information.................................................25

ARTICLE XIV.............................................................................................26
   SECTION 14.1. Assignment.............................................................................26
   SECTION 14.2. Parties in Interest....................................................................26

                                      ii

   SECTION 14.3. Amendment..............................................................................26
   SECTION 14.4. Waiver.................................................................................26
   SECTION 14.5. Fees and Expenses......................................................................26
   SECTION 14.6. Notices................................................................................27
   SECTION 14.7. Brokers................................................................................28
   SECTION 14.8. Certain Definitions....................................................................28
   SECTION 14.9. Captions...............................................................................30
   SECTION 14.10. Entire Agreement......................................................................30
   SECTION 14.11. Specific Performance..................................................................30
   SECTION 14.12. Severability..........................................................................31
   SECTION 14.13. Waiver of Jury Trial..................................................................31
   SECTION 14.14. Representatives.......................................................................31
   SECTION 14.15. Public Announcement...................................................................31
   SECTION 14.16. Exhibits and Schedules................................................................31
   SECTION 14.17. Governing Law.........................................................................31
   SECTION 14.18. Counterparts..........................................................................31

                                   SCHEDULES
                                   ---------

Schedule 1.1(a)   -        Fixed Assets

Schedule 1.1(c)   -        Assigned Contracts

Schedule 1.1(d)   -        Marks

Schedule 1.2(g)   -        Excluded Assets

Schedule 2.2      -        Assumed Liabilities

Schedule 3.2      -        Allocation of Purchase Price

Schedule 5.3      -        Breaches of Contracts

Schedule 5.5      -        Assets

Schedule 5.9(a)   -        Employees

Schedule 5.10     -        Approvals

Schedule 5.11     -        Financial Information

Schedule 5.12     -        Changes in Circumstances

Schedule 5.14     -        Legal Proceedings

Schedule 5.20     -        Certain Third Party Agreements


                                    EXHIBITS
                                    --------

Exhibit A         -        Bill of Sale

Exhibit B         -        Assignment and Assumption Agreement

Exhibit C         -        Marks Assignment Agreement

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of May 28, 1998 by and between Arcade Marketing, Inc., a Delaware corporation ("Buyer"), and Minnesota Mining and Manufacturing Company, a Delaware corporation ("Seller").


                             W I T N E S S E T H :

         WHEREAS, Seller is in the business of promotional sampling products, which is comprised of (i) the manufacture and sale of fragrance samplers and/or slurry for advertising or promotion of any product or service without restriction and (ii) the manufacture and sale of fragrance microcapsule slurry or products incorporating fragrance microcapsule slurry (e.g. "scratch and sniff" stickers) for delivery of fragrances other than for (a) agricultural applications, (b) pharmaceutical applications, (c) mining applications (d) where the fragrance is a marker to indicate the presence or absence of a component in an industrial application, or (e) as a component in a manufacturing process where the final consumer product does not contain microcapsules (the "Business"); provided however, that the Business shall not include (x) repositionable notes incorporating non-proprietary fragrance microcapsule slurry and (y) the manufacture and sale of fragrance microcapsules which are to be used as ingredients in products in a format other than coated on the surface of a sheet material;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase the Acquired Assets of the Business described above; and

         WHEREAS, Seller additionally operates businesses utilizing technology such as coating and encapsulation technologies, and wishes to continue to operate these other non-competitive businesses.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                  SALE AND PURCHASE OF ASSETS; EXCLUDED ASSETS

         SECTION 1.1. Sales and Purchase of Assets. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller free and clear of all Liens, all of Seller's right, title and interest in and to the assets, rights and interests of Seller relating primarily to the Business, other than the Excluded Assets, as the same shall exist as of the Closing Date, including, without limitation, the following:

                  (a) Fixed Assets. All production and other machinery, equipment, (including encapsulation equipment, computers, manuals, parts, fixtures, plant and office equipment) and other fixed assets owned by Seller and relating primarily to the Business, including without limitation those fixed assets set forth on Schedule 1.1(a), together with any Claims of Seller arising out of the maintenance or service contracts relating thereto or the breach of any express or implied warranty by the manufacturers or sellers of any such assets or any component part thereof (collectively, the "Fixed Assets");

                  (b) Business Records. Subject to Section 1.2(c), all books and records, including without limitation all customer lists and files, material and services vendor files, quotation files, invoices, forms, accounts, books of account, correspondence, production records, technical, manufacturing and procedural manuals, marketing materials, studies, reports or summaries relating to compliance with any Laws or Assigned Contract, electronically stored or other computerized information, and other books and records relating primarily to the Business (collectively, the "Business Records");

                  (c) Contracts. Subject to Section 1.3 hereof, all rights, benefits, claims and interests of Seller in, to or under all leases, contracts and commitments to which Seller is a party relating primarily to the Business, including without limitation all unfilled purchase and sales orders and all maintenance and service contracts covering any of the Fixed Assets and all non-compete and confidentiality agreements between Seller and any of its suppliers and customers, in each case as set forth on Schedule 1.1(c) (collectively, "Assigned Contracts");

                  (d) Marks. All of Seller's right, title and interest in and to the trademarks, trade names and service marks listed on Schedule 1.1(d) (which shall not include those items in Section 1.2(e)) and the related logos, symbols and copyrights (the "Marks"); and

                  (e) Licenses. Licenses from the Seller in favor of the Buyer regarding the Intellectual Property (the "Licenses").

                  The assets to be sold, assigned, conveyed, transferred and delivered to Buyer by Seller pursuant to this Agreement are hereinafter collectively referred to as the "Acquired Assets."

         SECTION 1.2. Excluded Assets. Anything in Section 1.1 to the contrary notwithstanding, the following assets relating primarily to the Business (collectively, the "Excluded Assets") will be retained by Seller, and Buyer will not purchase or acquire (and is not obligated to purchase or to acquire) any interest therein:

                  (a) Accounts Receivable. All accounts receivable which relate to sales invoiced prior to the Closing Date;

                  (b) Inventory. All items held for sale or lease or to be furnished under service contracts, work-in-process, finished items, supplies, packing and shipping materials relating to the Business;

                  (c) Human Resources and Financial Records. All books and records relating to human resources and finances of the Business (except as set forth in Section 1.1(b));

                  (d) Cash and Cash Equivalents. All cash, cash equivalents and marketable securities;

                  (e) Trade Name and Trade Name Restrictions. The right to use the trade names and trademarks "3M" or any 3M corporate logo;

                  (f) Certain Contracts. Each and every lease, contract or commitment listed on Schedule 1.1(c) hereof which Buyer has, prior to the Closing Date, notified Seller that it does not wish to assume; or

                  (g) Other Assets. Those assets listed on Schedule 1.2(g).

         SECTION 1.3. Assignment of Contracts and Rights

                  (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will make a good faith effort (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Acquired Asset or any claim or right of any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Acquired Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, Seller and Buyer shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Buyer and Seller, negotiate in good faith an adjustment in the consideration paid by Buyer for the Acquired Assets.

                  (b) Prior to the Closing Date, Buyer shall have the right, in its sole discretion, to notify Seller of any of the leases, contracts or commitments listed on Schedule 1.1(c) hereto which it does not wish to assume. Such notice (the "Non-Assumption Notice") shall be in writing, and shall be delivered to Seller prior to the Closing Date. The leases, contracts and commitments listed in any Non-Assumption Notice shall be retained by Seller (and any and all liabilities thereunder shall constitute "Retained Liabilities" for the purposes of this Agreement) and Buyer shall have no liability to Seller arising out of based upon or resulting from the non-assumption of such leases, contracts and commitments.

                                   ARTICLE II

                           ASSUMPTION OF LIABILITIES

         SECTION 2.1. Assumed Liabilities. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Closing, in consideration for the sale, assignment, conveyance, transfer and delivery of the Acquired Assets to Buyer, Seller will assign, convey and transfer to Buyer, and Buyer will unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, the liabilities identified on Schedule 2.1 to the extent such liabilities relate to the Business and are incurred and become due at any time following the Closing Date (the "Assumed Liabilities"), and no others. Without limiting the generality of the foregoing, Buyer hereby agrees to assume, undertake and perform all obligations of Seller under the Assigned Contracts to the extent such obligations arise or are to be performed after the Closing Date.

         SECTION 2.2. Excluded Liablities. Anything contained herein to the contrary notwithstanding, it is expressly understood and agreed that the Buyer has not assumed, undertaken to pay, perform or discharge and shall not be liable for any Claim against Seller arising on or before Closing, unless such Claim against Seller is expressly assumed by Buyer under Section 2.1 (the "Excluded Liabilities").

                                  ARTICLE III

                                 PURCHASE PRICE

         SECTION 3.1. Purchase Price. Subject to the terms and conditions set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Acquired Assets and the non compete agreement in Section
7.5 Buyer will at the Closing, (i) pay to Seller by wire transfer of immediately available funds to Seller's bank account at ABA 091000019, 3M General Account 0030-103, Norwest Bank, Minneapolis, Minnesota, an amount equal to $7.25 million (the "Purchase Price") and (ii) assume the Assumed Liabilities.

         SECTION 3.2. Allocation of Purchase Price. The parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets and the non-compete agreement in Section 7.5 for all purposes (including financial accounting and tax purposes) in accordance with the allocation set forth in Schedule 3.2. Except to the extent otherwise required by applicable law, Seller and Buyer shall make all tax returns, reports, forms, declarations, claims and other statements in a manner consistent with Schedule
3.2 and shall not make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other tax audit.


                                   ARTICLE IV

                                    CLOSING

         SECTION 4.1. Closing. The Closing of the purchase and sale of the Acquired Assets (the "Closing") will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 20th Floor, New York, New York 10022 at 10:00 a.m., Eastern time, at such date and time as Seller and Buyer may agree. The date of the Closing is referred to herein as the "Closing Date".

         SECTION 4.2. At the Closing, Seller will deliver or cause to be delivered to Buyer:

                  (a) A copy of the resolutions of the Operations Committee of the Board of Directors of Seller authorizing and approving this Agreement and the transactions and other agreements contemplated hereby, certified by a duly authorized officer of Seller to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                  (b) The Licenses duly executed by Seller;

                  (c) A transition services agreement executed by Seller;

                  (d) A Bill of Sale duly executed by Seller transferring the Acquired Assets to Buyer, substantially in the form of Exhibit A;

                  (e) An Assignment and Assumption Agreement duly executed by Seller, substantially in the form of Exhibit B;

                  (f) An Assignment and Assumption Agreement relating to the Marks duly executed by Seller substantially in the form of Exhibit C;

                  (g) An incumbency certificate of the appropriate officer of Seller;

                  (h) Releases, if any, including without limitation termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens to which any of the Acquired Assets are subject, which releases shall be effective at or prior to the Closing;

                  (i) A certificate of a duly authorized officer of Seller confirming the accuracy of the matters referred to in Sections 8.2(a), (b) and
(c);

                  (j) True, correct and complete copies of each of the Assigned Contracts; and

                  (k) Such other duly executed deeds, bills of sale, endorsements, assignments, affidavits and other good and sufficient instruments of transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are necessary or reasonably requested by Buyer to effectuate the transactions contemplated hereby.

         SECTION 4.3. At the Closing, Buyer will deliver or cause to be delivered to Seller:

                  (a) A copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby certified by a duly authorized officer of Buyer to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                  (b) The Licenses duly executed by Buyer;

                  (c) A transition services agreement executed by Buyer;

                  (d) An Assignment and Assumption Agreement duly executed by Buyer substantially in the form of Exhibit B;

                  (e) An Assignment and Assumption Agreement relating to the Marks duly executed by Buyer substantially in the form of Exhibit C.

                  (e) An incumbency certificate of the appropriate officer of Buyer;

                  (f) A certificate of a duly authorized officer of Buyer confirming the accuracy of the matters referred to in Sections 8.3(a) and (b),

                  (g) The Non-Assumption Notice, if any, and;

                  (h) Such other duly executed endorsements, assignments, affidavits, assumptions and other good and sufficient instruments of transfer, in form and substance reasonably satisfactory to Seller and its counsel, as are necessary or reasonably requested by Seller to effectuate the transactions contemplated hereby.

         SECTION 4.4. Transfer Taxes. All applicable sales and transfer taxes (including taxes, if any, imposed upon the transfer of personal property) and filing, recording, registration, stamp, documentary and other taxes and fees ("Transfer Taxes") that are payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions, shall be paid by Seller, provided that said Transfer Taxes shall not exceed Fifty Thousand Dollars ($50,000.00) and Buyer shall pay all Transfer Taxes in excess of Fifty Thousand Dollars ($50,000.00), provided that said Transfer Taxes shall not exceed, in the aggregate, One Hundred Thousand Dollars ($100,000.00). If the Transfer Taxes exceed One Hundred Thousand Dollars ($100,000.00), the amount in excess of One Hundred Thousand Dollars ($100,000) shall be shared and paid equally by Buyer and Seller.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         SECTION 5.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted and to enter into and to perform this Agreement and the other agreements and instruments contemplated by this Agreement (the "Related Agreements").

         SECTION 5.2. Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements. The execution, delivery and performance of this Agreement and the Related Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Related Agreements have been duly executed and delivered by Seller and constitute the valid and binding obligation of Seller enforceable against Seller in accordance with their terms, except as such enforceability may be limited at any time by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         SECTION 5.3. No Breach. The execution and delivery of this Agreement and the Related Agreements by Seller and the performance thereof by Seller do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under, or result in the imposition of any Liens or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Articles of Incorporation or By-laws of Seller, or (ii) except as set forth in

Schedule 5.3, any contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement which relates to the Business and to which Seller is a party or by which any of the Acquired Assets may be affected, or (iii) any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation which relates to the Business and to which Seller or the Acquired Assets are subject.

         SECTION 5.4. Taxes. Seller has filed all Tax returns that it is required to file with respect to the Business, and has paid all Taxes shown thereon as owing, except where failure to file Tax returns or pay Taxes would not result in a lien upon any of the assets or incurring any liability therefore. No Liens for Taxes exist with respect to any of the Acquired Assets, except for the statutory Liens for Taxes not yet due or payable.

         SECTION 5.5. Assets. The assets listed on Schedule 5.5 are the only assets, properties, rights and interests used by Seller in connection with the Business. None of the Acquired Assets necessary to operate the Business as presently conducted by Seller has any material defects or is in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not in excess of the ordinary costs therefor.

         At Closing, Seller will deliver to Buyer, good and exclusive title to the Acquired Assets, free and clear of all Liens of any kind or nature whatsoever, except for (a) those Liens created by this Agreement, (b) those Liens set forth on Schedule 5.5 and (c) current governmental charges or levies which are a Lien but not yet due and payable.

         SECTION 5.6. Assigned Contracts. Schedule 1.1(c) sets forth a true, accurate and complete list of all contracts, agreements, understandings, leases and commitments relating to the Business. None of the Assigned Contracts has been modified, altered, terminated or revoked, and each is in full force and effect. No breach or default on the part of Seller has occurred or, with notice or lapse of time or both, will occur, under any of the Assigned Contracts. To the best knowledge of Seller, each other party to each Assigned Contracts is in compliance with the terms of any applicable Assigned Contracts, and no breach or default on the part of any such other party has occurred or, with notice or lapse of time or both, will occur thereunder. This Section 5.6 does not apply to any agreement relating to non-competition or confidentiality between Seller and any employee not listed in Schedule 5.9(a).

         SECTION 5.7. Governmental Approvals. No approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Authority, is required to be obtained or made by Seller in connection with the execution and delivery by Seller of this Agreement, the performance of obligations of Seller hereunder or the consummation by Seller of the transactions contemplated hereby or for preventing the termination of any material right, privilege or contract of Seller included among the Acquired Assets, except where the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.8. Compliance With Applicable Law. Seller is in compliance with all applicable laws, ordinances and regulations of any Governmental Authority relating to the Business, including those relating to occupational health and safety and no Claims or complaints from any Governmental Authority or other parties have been asserted or received by Seller during the past five years relating to the Business, and, to the knowledge of Seller, no claims or complaints are threatened, alleging that Seller is in violation of any such law, ordinance or regulation and to the knowledge of Seller, no such proceedings are threatened, except where such noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.9. Employees; Employee Plans

                  (a) Schedule 5.9(a) sets forth a true, accurate and complete list of the employees of Seller who are currently employed primarily in relation to the Business. Except as noted on Schedule 5.9(a) each such employee with access to any commercial information of the Business or the Intellectual Property has executed and delivered an enforceable agreement containing confidentiality and non-competition provisions in the forms attached as part of
Schedule 5.9(a).

                  (b) There are no controversies, including without limitation, strikes, disputes, slowdowns or work stoppages, pending, or to the Seller's best knowledge, threatened which involve any employees employed in connection with the Business. Seller is in compliance with all Laws relating to the employment of labor, including without limitation any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar taxes. Seller is not a party to any collective bargaining or union contract in connection with the Business, and to the Seller's best knowledge, there exists no current union organizational effort or proceeding by or before any Governmental Authority with respect to any of Seller's employees in connection with the Business.

         SECTION 5.10. Approval. Schedule 5.10 sets forth a list of all consents which must be obtained or satisfied by Seller for the consummation of the transaction contemplated by this Agreement. Except as described on Schedule 5.10, all such consents have been, or shall by the Closing have been, made, obtained and satisfied.

         SECTION 5.11. Financial Information. Seller has heretofore delivered to Buyer the financial information attached hereto as Schedule 5.11 (collectively, the "Financial Information"), including income statements for the years ended December 31, 1997, December 31, 1996 and December 31, 1995 and for the quarter ended March 31, 1998 (the "Income Statements") and detailed direct factory costs for each such period. All of the Financial Information was derived from the books and records for the Business substantially in accordance with generally accepted accounting principles consistently applied and fairly presents the financial position of the Business as of dates of such Financial Information, and the results of operations of the Business for such periods and accurately reflects the items of revenue and expense purported to be reflected thereon. In addition, Schedule 5.11 sets forth all sales orders of the Business since January 1, 1998 to the date of this Agreement, including the current backlog of sales orders as of the date of this Agreement.

         SECTION 5.12. Changes in Circumstances. Except as set forth on
Schedule 5.12, from January 1, 1997 to date of this Agreement, the Business has been conducted in the ordinary and normal course and there has been no event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Seller has not with respect to the Business or the Acquired Assets:

                  (i) transferred or otherwise disposed of any of the Acquired Assets;

                  (ii) mortgaged, pledged or subjected to any Lien any of the Acquired Assets;

                  (iii) acquired any Acquired Assets outside the ordinary and normal course of business;

                  (iv) sustained any damage, loss or destruction of or to the Acquired Assets (whether or not covered by insurance);

                  (v) modified, amended, canceled or terminated any Assigned Contracts;

                  (vi) entered into any contract, lease or commitment on terms that are less favorable than the terms of contracts, leases or commitments entered into by Seller in the ordinary course of business and consistent with past practice.

                  (vii) other than pursuant to the terms hereof agreed to, or obligated itself to, do anything identified in (i) through (v) above.

                  SECTION 5.13. Licenses; Marks.

                  (a) The Intellectual Property licensed pursuant to the Licenses constitutes all Intellectual Property necessary and/or used in the conduct of the Business as currently conducted by Seller. The representation and warranties of Seller contained in the Licenses are true and correct in accordance with their terms.

                  (b) The Marks listed on Schedule 1.1(d) (which shall not include the items in Section 1.2(e)) constitute all of the trademarks, trade names, service marks, logos, symbols, and copyrights that are used by the Seller in relation to the Business. The Seller has good and marketable title to all the Marks, free and clear of any Lien. The Marks have not been hypothecated, assigned or licensed, in whole or in part, to any other person or entity. There is not any pending, nor, to the best of Seller's knowledge, threatened claim or litigation against Seller contesting the validity of or right to use any of the Marks. Seller has not received any notice of infringement upon or conflict with any asserted right of any third party, nor is there any basis for the foregoing. To the best of Seller's knowledge, no person is, as of the date hereof, infringing in any way Seller's rights to the Marks.

         SECTION 5.14. Legal Proceedings. Except as set forth on Schedule 5.14, there are no material actions, suits or proceedings pending or, to the Seller's knowledge, threatened against Seller with respect to the Business, the Acquired Assets or the transactions contemplated by this Agreement, before any court or other Governmental Authority.

         SECTION 5.15. Brokers, Finders and Angents. Seller is not directly or indirectly obligated to anyone acting as a broker, finder, investment banker or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

         SECTION 5.16. Books and Records. The books and records of Seller maintained in connection with the Business (including all computer software and data used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto) accurately record all material transactions relating to the Business, and have been maintained consistent with good business practice.

         SECTION 5.17. Disclosure. Seller has made full, complete and true disclosure to Buyer and its counsel of all information responsive to Buyer's requests for information and there is no information which has not been disclosed to Buyer which could have a Material Adverse Effect on the Business or adversely effect the Buyer's willingness to consummate the transactions contemplated hereby the Buyer subsequent to the Closing.

         SECTION 5.18. Legal Represention. Seller has been represented by counsel (both with respect to general legal and Intellectual Property legal matters) with respect to the preparation, negotiation and execution of this Agreement.

         SECTION 5.19. Insurance. Seller has or will have on the Closing Date sufficient insurance to meet all of its obligations set forth in this Agreement.

         SECTION 5.20. Third Parties. Schedule 5.20 lists all third parties who have supplied printing services for the Business or who have had access to the Intellectual Property since February 28, 1993 and lists any and all confidentiality or noncompetition agreements executed by such third parties and whether such agreements may be assigned to Buyer subsequent to the Closing.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         SECTION 6.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 6.2. Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Related Agreements and to consummate the transactions contemplated by hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer and the consummation by Buyer of the transactions contemplated by hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Related Agreements have been duly executed and delivered by Buyer and constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         SECTION 6.3. No Breach. The execution and delivery of this Agreement and the Related Agreements by Buyer and the performance thereof by Buyer do not and compliance with the provisions hereof and thereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach or violation of or a default under, or result in the imposition of any Liens or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (i) the Certificate of Incorporation or By-laws of Buyer, or (ii) any material contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement to which it is a party or by which any of its assets may be affected, or (iii) any order, ruling, decree, judgment, arbitration award, statute, law ordinance, rule, regulation or stipulation to which Buyer or its properties or assets is subject, or result in the creation of any Lien upon any of its properties or assets.

         SECTION 6.4. Governmental Approvals. No approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Entity is required to be obtained or made by Buyer in connection with the execution and delivery by Buyer of this Agreement, the performance of obligations of Buyer hereunder or the consummation by Buyer of the transactions contemplated hereby, except where the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 6.5. Knowledge and Experience. Buyer has such knowledge and experience in the line of business of Seller so as to enable Buyer to evaluate the merits and risks of acquiring and operating the Business and making an informed decision with respect thereto.

         SECTION 6.6. Legal Representation. Buyer has been represented by counsel (both with respect to general legal and Intellectual Property legal matters) with respect to the preparation, negotiation and execution of this Agreement.

         SECTION 6.7. Insurance. Buyer has or will have on the Closing Date sufficient insurance to meet its obligations set forth in this Agreement.

         SECTION 6.8. Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE VII

                                   COVENANTS

         SECTION 7.1. Conduct of Business Prior to Closing. Between the date hereof and the Closing Date, except as consented to by Buyer in writing, Seller shall operate and carry on the Business in the ordinary course consistent with past practice. Consistent with the foregoing, except as consented to by Buyer in writing, Seller agrees that between the date hereof and the Closing Date it shall not engage in any practice, take any action or enter into any transaction of the nature that would require a disclosure as provided for or contemplated by Section 5.12 hereof.

         SECTION 7.2. Mutual Cooperation; Further Assurances. Upon the terms and subject to the conditions of this Agreement, Seller and Buyer shall each use their respective reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to satisfy the conditions set forth in Article VIII and to consummate and make effective the transactions contemplated hereby in the most expeditious manner (including, without limitation, obtaining all consents of all Governmental Authorities and other third parties as set forth on Schedule 5.10). Consistent with the foregoing, Seller and Buyer each agree from time to time following the Closing, at the reasonable request of the other and without further cost or expense to such requested party, to execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request in order to more effectively consummate and make effective the transactions contemplated hereby.

         SECTION 7.3. Access To Information. (a) Between the date hereof and the Closing Date, Seller shall afford to Buyer and its counsel, accountants and other authorized representatives, upon reasonable notice, reasonable access during business hours to the plants and properties of the Business and to the Business Records in order that the Buyer may have full opportunity to make such inspections and investigations as it shall desire to make of the affairs of the Business, and Seller shall cause its officers and employees to furnish such additional financial and operating data and other information relating to the Business as Buyer shall from time to time request.

         (b) Buyer acknowledges that it has an affirmative obligation to seek out information concerning the Business and the Acquired Assets. Accordingly, in addition to the due diligence previously conducted, Buyer will evaluate and conduct a thorough due diligence of the Business and the Acquired Assets including but not limited to a review of the manufacturing documentation, product files, Intellectual Property information and regulatory information.

         SECTION 7.4. Exclusivity. The Buyer hereby agrees that until June 30, 1998, none of the Seller or any of its affiliates, directors, officers, employees, representatives or agents shall, directly or indirectly, solicit, encourage or initiate inquiries or proposals from, or provide information to, or participate in any discussions or negotiations or otherwise cooperate with, any person or entity (other than Buyer and its affiliates, directors, officers, employees, representatives and agents) with respect to the possible sale or other transfer (regardless of form) of the Business, or any material portion thereof, including the Intellectual Property used or useful thereto, or the sale, merger, liquidation or any similar transaction with respect to Seller itself.

         SECTION 7.5. Non-Competition

                  (a) Period and Conduct. Seller understands and acknowledges that the Buyer would not have entered into this Agreement absent the provisions of this Section 7.5 and in consideration for the payments set out in Section
3.1 hereof, therefore, agrees that (i) for a period of ten (10) years commencing on the Closing Date, it will not, and will cause its affiliates not to, directly or indirectly, engage or participate in, whether for their own account or for that or any other entity or be connected as a partner, investor, stockholder, creditor, guarantor, advisor, consultant or any other capacity in any commercial activity which competes with the Business or license, authorize or otherwise grant a right to any third party to engage in any commercial activity which competes with the Business; provided that both Buyer and Seller may produce and sell products containing encapsulated fragrance coated on the surface of a sheet material ("Coated Sheet Products") for delivery of fragrances for applications other than those applications set forth in clauses
(a)-(e) in the definition of the Business, which Coated Sheet Products are (i) not for advertising or promotion of a product or service or (ii) scratch and sniff stickers.

                  (b) Territory. Seller will refrain and Seller will cause its affiliates to refrain from engaging in the activities described in this Section
7.5 during the period specified in Section 7.5(a) hereof in North America (which shall include Mexico), Europe, Asia, Australia, Colombia, Brazil, Peru and Argentina.

                  (c) Relief. Section 7.5 will cause serious and substantial damage to Buyer, if Seller or any affiliates should in any way breach, or fail to comply with, the terms of this Section 7.5, Buyer will be entitled to a temporary restraining order, a temporary injunction and permanent injunction restraining Seller and such affiliates from any such breach or failure. Resort to the remedy specified herein will not preclude or bar the concurrent or subsequent seeking of recovery pursuant to Article XI.

                  (d) Certain Waivers and Acknowledgments. Buyer and Seller hereby agree that the restrictions set forth in Sections 7.5(a) and Section 7.5(b) are reasonable in duration and scope, and Seller hereby waives any and all rights it may have to claim that such restrictions are in any way unreasonable or incompatible with its rights.

                  (e) Exercise of Seller's Rights. If any employee or agent of Seller listed in Schedule 5.9(a) or Schedule 5.6 violates the terms of any agreement relating to non-competition or confidentiality that such employee or agent has with Seller with respect to the Business, then Seller agrees that Buyer may file suit in Seller's name and on Seller's behalf against such employee or agent to enforce the applicable provisions of any such agreement subject to the following provisions: (i) Seller shall have no obligation or responsibility to Buyer to monitor any employee's or agent's compliance with such agreements, or to enforce such agreements, (ii) Seller shall have the right to consent to the counsel selected by Buyer, which consent shall not be unreasonably withheld, (and, at its election, Seller may obtain separate counsel of its own choosing, at its own cost), to approve all litigation before it is threatened or commenced, to approve all pleadings associated therewith before such pleadings are served or filed with the court and to approve the terms of any settlement (which approvals shall not be unreasonably withheld),
(iii) Buyer shall indemnify, defend and hold Seller harmless from and against
(1) any cost or expense (including reasonably attorneys fees) incurred by Seller in connection with this subsection (c), other than as otherwise provided, and (2) any cost, expense (including reasonably attorneys fees), damage, or judgment awarded against Seller arising from any claim, counterclaim or cross-claim of any nature whatsoever asserted by any employee or agent against whom Buyer seeks to enforce such agreements. Buyer shall give Seller advance written notice of all actions requiring Seller's consent or approval, such notice to be delivered to Seller's Chief Intellectual Property Counsel (3M Center, Building 220-12W-01, St. Paul, Minnesota 55144-1000), and such notice specifying with particularity the matter(s) for which Seller's consent or approval is being sought. If Seller fails to respond to such notice within three (3) business days after its receipt, Seller shall be deemed to have consented or approved such action.

                  (f) Severability. Each subdivision of this Section 7.5 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 7.5 shall be finally and judicially determined to be invalid, ineffective or unenforceable, such determination will apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 7.5 will remain in full force and effect. The invalid, ineffective or unenforceable provision will, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision (including, without limitation, reducing the duration or limiting the scope of such provision to that duration or scope which is the maximum permitted by applicable law); provided, however, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         SECTION 7.6 Offer of Employment. Seller acknowledges that Buyer may offer employment to certain of the employees of the Business and Seller agrees to use commercially reasonable efforts (which efforts shall not include any requirement of Seller to expend any money or to offer or grant any financial accommodation, except for salary, benefits and other compensation now provided to the employees, which Seller hereby covenants and agrees to pay on a timely basis, consistent with past practice) to (i) take promptly all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and Seller's general corporate policies to retain the services of the employees and (ii) not to obstruct Buyer in its efforts to hire such employees of the Business as Buyer shall determine to hire (which shall not preclude Seller from offering employment to any such employees in any other of Seller's businesses). In the event that Buyer does employ any employees of the Business ("Transferred Employees"), Buyer agrees to provide coverage and benefits to such Transferred Employees under the same benefit plans and arrangements that cover its current employees and Seller will have no responsibility therefor on and after the Closing Date. Buyer will cause each of its benefit plans and arrangements to recognize all service that the Transferred Employees had completed with Seller prior to the Closing Date for all purposes for which such service was recognized by Seller's Employee Plans. In addition, Buyer will cause its benefit plans which provide medical or dental benefits to (i) waive any pre-existing conditions and actively-at-work exclusions affecting Transferred Employees and their eligible family members, and (ii) recognize any out-of-pocket medical and dental expenses incurred by Transferred Employees and their eligible family members during 1998 under Seller's Employee Plans on or before the Closing Date for purposes of satisfying applicable annual deductible, coinsurance and out-of-pocket maximum provisions.

         SECTION 7.7. Claims. Seller agrees that upon the execution of this Agreement it will immediately take all steps necessary to withdraw the opposition that it has filed in the European Patent Office against EP-B-0 525 530 which is owned by Thermedics, Inc., titled "Perfume Samplers and Process for Their Manufacture" which is licensed to Buyer; provided that if such patent is issued, Buyer shall grant a Seller a non-exclusive license to use such patent outside of the Business, at a royalty equal to that payable by Buyer under its license from Thermedics, Inc. Seller also agrees to cooperate with Thermedics, Inc. in the withdrawal of the opposition and not to otherwise further participate in the opposition.


                                  ARTICLE VIII

                                   CONDITIONS

         SECTION 8.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) Governmental Approvals. All filings required to be made prior to the Closing Date by Seller or Buyer with, and all consents, approvals and authorizations required to be obtained prior to the Closing Date by Seller or Buyer from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement shall have been made or obtained, except where the failure to make or obtain the same would not have a Material Adverse Effect or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and could not reasonably be expected to subject Seller or Buyer or any of their respective affiliates or any directors or officers of any of the foregoing to the risk of criminal liability; and

                  (b) No Injunctions or Restraints. No statute, law, rule, regulation, decree, judgment, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that each of the parties shall have used reasonable good faith efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

SECTION 8.2. Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and, except for the effect of any activities or transactions which are specifically contemplated by this Agreement, shall be true and correct in all material respects at the Closing Date with the same effect as though all such representations and warranties had been made at such time, and Seller shall have delivered to Buyer a certificate signed by an authorized executive officer of Seller confirming the foregoing as of the Closing Date;

                  (b) Performance of Obligations of Seller. Each and all of the covenants and agreements of Seller to be performed or complied with pursuant to this Agreement prior to the Closing Date shall have been fully performed and complied with in all material respects, and Seller shall have delivered to Buyer a certificate signed by an authorized executive officer of Seller confirming the foregoing as of the Closing Date;

                  (c) No Material Adverse Change. On or after the date of this Agreement, there shall not have occurred (or reasonably be expected to occur) any event, change or development which has had or may reasonably be expected to have a material adverse effect upon the financial condition, business, assets, prospectus, properties or operation of the Business, and Seller shall have delivered to Buyer a certificate signed by an authorized executive officer of Seller confirming the foregoing as of the Closing Date;

                  (d) Diligence. Buyer and its legal counsel shall be satisfied, in their sole discretion, with the results of the due diligence investigation conducted by Buyer;

                  (e) Other Agreements. On the Closing Date Buyer and Seller shall have executed and delivered the Licenses and a transition services agreement on terms and conditions mutually acceptable to Buyer and Seller.

         SECTION 8.3. Conditions to Obligation of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and, except for the effect of any activities or transactions which are specifically contemplated by this Agreement, shall be true and correct in all material respects at the Closing Date with the same effect as though all such representations and warranties had been made at such time, and Buyer shall have delivered to Seller a certificate signed by an authorized executive officer of Buyer confirming the foregoing as of the Closing Date; and

                  (b) Performance of Obligations of Buyer. Each and all of the covenants and agreements of Buyer to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects, and Buyer shall have delivered to Seller a certificate signed by an authorized executive officer of Buyer confirming the foregoing as of the Closing Date.


                                   ARTICLE IX

                                  TERMINATION

         SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

                  (a)  by the mutual written agreement of Buyer and Seller;

                  (b) by either Buyer or Seller, if the Closing Date shall not have occurred on or before June 30, 1998 except that neither Buyer, on the one hand, nor Seller, on the other hand, may so terminate this Agreement if the absence of such occurrence is due to the failure of Buyer, on the one hand, or Seller, on the other hand, to perform in all material respects each of its obligations required to be performed prior to the Closing Date.

         SECTION 9.2 Procedures and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or both of the parties pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Upon the request therefor, each party will return all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Each party will destroy all work product containing information of the other party and provide certification of destruction from attorneys, consultants and corporate officers having access to this information; and

                  (b) Any termination pursuant to Section 9.1 hereof shall not be deemed to be a waiver or termination of any rights or remedies otherwise available under this Agreement to any party, including any rights and remedies for breach of any provisions of this Agreement occurring prior to such termination.


                                   ARTICLE X

                                    SURVIVAL

         SECTION 10.1. Survival. The representations and warranties of Seller or Buyer contained in this Agreement or any agreement or certificate delivered pursuant hereto shall survive the Closing and remain in full force and effect for six (6) months from the Closing Date. Upon and following expiration of any representation or warranty hereunder, neither Seller nor Buyer shall have any liability whatsoever with respect to such representation or warranty. The covenants and agreements contained in this Agreement shall survive indefinitely.


                                   ARTICLE XI

                                INDEMNIFICATION

         SECTION 11.1. Indemnification by Seller.

         (a) General. Seller shall indemnify, defend and hold Buyer, its affiliates and each of their employees, directors, officers and stockholders (collectively, the "Buyer Group") harmless from and against any and all loss, liability, damage or expense, including, without limitation, reasonable fees and disbursements of legal counsel (collectively "Damages") actually incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of any breach of any of Seller's representations and warranties contained in this Agreement, or the Licenses provided that, (i) the Seller shall not be liable under this Section 11.1(a) unless the aggregate amount of damages with respect to all matters referred to in this Section 11.1(a) exceeds $50,000, and then only to the extent of such excess, and (ii) Seller's maximum liability under this Section 11.1(a) shall not exceed 75% of the Purchase Price. Notwithstanding the foregoing, Damages shall not include punitive, consequential and/or indirect damages and Buyer hereby waives the right to make claims for such damages.

         (b) Special Indemnity. Seller shall indemnify, defend and hold the Buyer Group harmless from and against any and all Damages actually incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of (i) any breach of any covenant or agreement of Seller contained in this Agreement or the Licenses, (ii) non-compliance by Seller with any bulk sales law applicable to the transfer of the Acquired Assets to Buyer, (iii) any Retained Liabilities or other liabilities arising at, prior to or subsequent to the Closing Date arising out of, based upon or resulting from any act, omission, event or condition which occurred or existed prior to the Closing in connection with the Acquired Assets or the conduct of the Business, (iv) any liabilities resulting from any act, operations, omission, event or condition relating to or arising from any of the Seller's assets or businesses other than the Acquired Assets or the Business and (v) any breach of a representation or warranty contained in this Agreement or Licenses, which breach occurs due to the intentional, willful, reckless or grossly negligent conduct of Seller. Notwithstanding the foregoing, Damages shall not include punitive, consequential and/or indirect damages and Buyer hereby waives the right to make claims for such damages.

         SECTION 11.2. Indemnification by Buyer

         (a) General. Buyer shall indemnify, defend and hold Seller, its affiliates and each of their employees, directors, officers and stockholders (collectively, the "Seller Group") harmless from and against any and all loss, liability, damage or expense, including, without limitation, reasonable fees and disbursements of legal counsel (collectively "Damages") actually incurred by any member of the Seller Group based upon, arising out of or otherwise in respect of any breach of any of Buyer's representations and warranties contained in this Agreement or the Licenses, provided that, (i) the Buyer shall not be liable under this Section 11.2(a) unless the aggregate amount of damages with respect to all matters referred to in this Section 11.2(a) exceeds $50,000, and then only to the extent of such excess, and (ii) Buyer's maximum liability under this Section 11.2(a) shall not exceed 75% of the Purchase Price. Notwithstanding the foregoing, Damages shall not include punitive, consequential and/or indirect damages and Seller hereby waives the right to make claims for such damages.

         (b) Special Indemnity. Buyer shall indemnify, defend and hold the Seller Group harmless from and against any and all Damages actually incurred by any member of the Seller Group based upon, arising out of or otherwise in respect of (i) any breach of any covenant or agreement of Buyer contained in this Agreement or the Licenses, (ii) any Assumed Liabilities or other liabilities arising subsequent to the Closing Date arising out of, based upon or resulting from any act, omission, event or condition which occurred or existed subsequent to the Closing in connection with the Acquired Assets or the conduct of the Business, (iii) any liabilities resulting from any act, operations, omission, event or condition relating to or arising from any of the Buyer's assets or businesses other than the Acquired Assets or the Business and
(iv) any breach of a representation or warranty contained in this Agreement or the Licenses, which breach occurs due to the intentional, willful, reckless or grossly negligent conduct of Buyer. Notwithstanding the foregoing,

Damages shall not include punitive, consequential and/or indirect damages and Seller hereby waives the right to make claims for such damages.

         SECTION 11.3. Notice of Circumstances. Promptly after receipt by any member of the Buyer Group or the Seller Group of notice of any action, proceeding, claim or potential claim or discovery by any member of the Buyer Group or the Seller Group of any facts (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification pursuant to any provision of this Agreement, such Person (the "Indemnified Party") shall give the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") prompt written notice describing the Circumstance in reasonable detail. If notice of a Circumstance is not given to the Indemnifying Party within a sufficient period of time or in sufficient detail to apprise the Indemnifying Party of the nature of the Circumstance (in each instance taking into account the facts and circumstances with respect to such Circumstance), the Indemnifying Party shall not be liable to the Indemnified Party to the extent that the Indemnifying Party's position is actually prejudiced as a result thereof. The Indemnifying Party shall have the right, at its option, to settle, compromise or defend, at its own expense and by its own counsel, any Circumstance involving the asserted liability of the Indemnified Party. In the event the Indemnifying Party fails to take diligent action to settle, compromise or defend such Circumstance within twenty (20) days of receiving notice of such Circumstance from the Indemnified Party, the Indemnifying Party shall forfeit its right to settle, compromise or defend such Circumstance. If any Indemnifying Party shall undertake to settle, compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the settlement or compromise of, or defense against, any such asserted liability, provided that the Indemnifying Party shall not agree to any equitable relief with respect to the Indemnified Party without the written consent of the Indemnified Party. All out-of-pocket costs and expenses incurred
(i) in connection with such cooperation or (ii) following a failure by the Indemnifying Party to take diligent action to settle, compromise or defend such Circumstance within twenty (20) days of notice of a Circumstance, shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability. Under no circumstances shall the Indemnified Party settle or compromise any such asserted liability without the written consent of the Indemnifying Party.

                                  ARTICLE XII

                                  ARBITRATION

         SECTION 12.1. Good Faith Settlement. Each of the Buyer and Seller agree to use their best efforts to resolve amicably any dispute which arises under this Agreement or the Licenses, and will not take any action inconsistent therewith. At the option of any of the Buyer and Seller, any such dispute shall be submitted to the Vice President of

Seller and the Chief Financial Officer of Buyer for their consideration and resolution, and if no decision is then reached, to the Senior Executive Officer of Seller and the Chief Executive Officer of Buyer for their consideration and resolution. The resolution of any matter in accordance with this Section 12.1 shall be binding on the Buyer and Seller for all purposes.

SECTION 12.2. Arbitration. All disputes between the Seller and Buyer, including, without limitation, those relating to this Agreement or the Licenses which are not resolved pursuant to Section 12.1, shall be resolved by arbitration as provided in this Section 12.2. This agreement to arbitrate shall survive the rescission or termination of this Agreement or the Licenses. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association except as herein may be provided. The decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

         In any dispute where a party seeks $50,000 or more in damages, three arbitrators shall be employed. All costs attendant to the arbitration, excluding attorney's and expert's fees, shall be borne equally by the parties. Each party shall bear its own attorney's and expert's fees. The arbitrators shall not award punitive, consequential, and/or indirect damages and each party hereby waives the right to make claims for such damages with respect to the Agreement. In resolving all disputes between parties, unless an agreement specifies otherwise, the arbitrators shall apply the law of the State of New York, except as may be modified by this Agreement. The arbitrators are by this Agreement directed to conduct the arbitration hearing no later than three months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

         Except as needed for presentation in lieu of a live appearance, depositions shall not be taken. Parties shall be entitled to conduct document discovery by requesting production of documents. Responses or objections shall be served twenty (20) days after receipt of a request. The arbitrators shall resolve any discovery disputes by such pre-hearing conferences as may be needed. All parties agree that the arbitrators and any counsel of record to the proceeding shall have the power of subpoena process as provided by law.

         The parties agree that either shall be entitled to pursue emergency or preliminary injunctive relief in the court of competent jurisdiction, and each party agrees that it shall consent to the stay of such judicial proceedings on the merits of both this Agreement and the related transactions pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or injunctive relief.

                                  ARTICLE XIII

                                CONFIDENTIALITY

         SECTION 13.1.     Confidentiality.

                  (a) Commercial Information. Except as expressly set forth in this Article XIII Seller shall keep and shall cause its affiliates and its and their respective officers, directors, employees, agents and subcontractors (collectively, "Representatives") to keep confidential any and all commercial information (whether in oral or written form) or physical object (including, without limitation, the marketing data and business plans and projections of the Business) relating to the Business ("Confidential Commercial Information"), and Seller shall not disclose directly or indirectly, and shall cause its Representatives not to disclose directly or indirectly, any Confidential Commercial Information to anyone outside Seller, its affiliates and their respective Representatives, except that Confidential Commercial Information shall not include any information if such information is or hereafter becomes generally available to the trade or public other than by reason of any breach or default by the Seller, any of its affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement.

         Based on the Seller's good faith judgment with the advice of counsel, Confidential Commercial Information may be disclosed in compliance with applicable legal requirements to a public authority, if so required; provided, however, that whenever the Seller becomes aware of any state of facts which would or might result in disclosure of Confidential Commercial Information above, it shall, promptly notify the Buyer prior to any such disclosure so that the Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Notwithstanding anything contained above, the Seller shall furnish only that portion of the Confidential Commercial Information which it is advised by counsel is legally required and shall exercise reasonable efforts to obtain assurance that confidential treatment shall be accorded the Confidential Commercial Information.

                  (b) Relief. Section 13.1 will cause serious and substantial damage to Buyer, if Seller, its affiliates or their Representatives should in any way breach or fail to comply with the terms of this Section 13.1, Buyer will be entitled to an injunction restraining Seller, its affiliates and their Representatives from any such breach or failure. Resort to the remedy specified herein will not preclude or bar the concurrent or subsequent seeking of recovery pursuant to Article XI.

         SECTION 13.2. Use of Confidential Commercial Information. Seller agrees that no Confidential Commercial Information shall:

                           (i) be used in its business or the businesses of its
                  affiliates and Representatives;

                           (ii) be assigned, licensed, sublicensed, marketed,
                  transferred, loaned, duplicated or copied, directly or indirectly; and

                           (iii) be used or exploited by Seller or any of its
                  affiliates or Representatives for its or their respective benefit or for the benefit of any other relationships with customers or other business associates of Seller, its affiliates and their Representatives.

         SECTION 13.3. Protection of Confidential Commercial Information. Seller shall deal with Confidential Commercial Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Commercial Information.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

         SECTION 14.1. Assignment. Seller shall not convey, assign or otherwise transfer any of their rights or obligations under this Agreement (except the license under Section 4.2(d) when conveyed, assigned or otherwise transferred with the business to which it relates) without the express written consent of Buyer. Buyer may (without obtaining any consent) assign its rights, interests or obligations under this Agreement. Any conveyance, assignment or transfer requiring the express written consent of Buyer which is made without such consent shall be void. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

         SECTION 14.2. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or other entity not a party hereto, and no person, firm, corporation or other entity other than the parties hereto or their respective successors and permitted assigns shall acquire or have any right, remedy or claim under or by virtue of this Agreement.

         SECTION 14.3 Amendment. This Agreement cannot be amended or modified except by a written agreement executed by the parties hereto.

         SECTION 14.4. Waiver. At any time prior to the Closing Date, Buyer may extend the time for the performance of or waive compliance with any of the obligations or other acts of Seller contained herein or waive any inaccuracies in the representations and warranties of Seller contained herein or in any document delivered pursuant hereto, and Seller may extend the time for the performance of or waive compliance with any of the obligations or other acts of Buyer contained herein or waive any inaccuracies in the representations and warranties of Buyer contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 14.5. Fees and Exceptions. Except as otherwise provided in this Section 14.5, each of the parties hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the performance of its obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

         SECTION 14.6. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (a)  If to Buyer:

                           Arcade Marketing, Inc.
                           120 East 56th Street
                           New York, New York 10022
                           Attention:  Chief Executive Officer

                           and

                           Arcade Marketing, Inc.
                           1850 East Main Street
                           Chattanooga, Tennessee 37404
                           Attention:  Chief Financial Officer

                   with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           20th Floor
                           New York, NY  10022
                           Attention:  L. Kevin O'Mara, Jr.

                  (b) If to Seller:

                           Minnesota Mining and Manufacturing Company
                           3M Center
                           St. Paul, Minnesota 55144-1000
                           Attention:  John J. Ursu
                           Senior Vice President and
                                            General Counsel

                  With a copy to:

                           Corporate Financial Services
                           Minnesota Mining and Manufacturing Company
                           3M Center
                           St. Paul, Minnesota 55144-1000
                           Attention:  John Barkholtz

         SECTION 14.7. Brokers. Seller represents and warrants that there are no Claims (or any basis for any Claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by or on behalf of Seller for which Buyer may be found to be liable. Buyer represents and warrants that there are no Claims (or any basis for any Claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by or on behalf of it for which Seller may be found to be liable.

         SECTION 14.8. Certain Definitions

         "Claims" shall mean any rights or claims of every nature, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, known or unknown, secured or unsecured and arising at any time.

         "Employee Plan" shall mean any written and unwritten "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other payroll practices, bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, workers compensation, pension, profit sharing, retirement, medical plan, life insurance plan, hospitalization plan, insurance, deferred compensation, phantom stock, other executive compensation arrangement or other employee or welfare benefit plan, agreement or arrangement which is sponsored, maintained or contributed to by Seller and is applicable to Seller's past, present or future employees.

         "fragrance" shall mean a scent that can be perceived by the human olfactory system.

         "Governmental Authority" shall mean any United States, state, local or foreign governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

         "Intellectual Property" shall mean all inventions, discoveries, patents, copyrights, know-how, intellectual property, licenses, developments, research data, designs, drawings, technology, computer software secrets, test procedures, processes, literature, reports and other confidential information, intellectual and similar tangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of, and extensions, continuations in part, divisions, renewals and reissuances of, any of the foregoing, and rights therein.

         "Laws" shall mean any statute, rule, regulation or other law.

         "Lien" shall mean any lien, equity, claim, prior assignment, mortgage, charge, security interest, pledge, conditional sales contract, collateral security arrangement or other title retention arrangement or restriction.

         "Material Adverse Effect" shall mean any effect that is or can reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or the results of operations of the Business.

         "non-proprietary fragrance" shall mean any fragrance other than perfumes, colognes and other such premium fragrances, as well as fragrances that are distinguishable as a signature fragrance corresponding to the unique fragrance of a product formulated to help identify that product (e.g., cleaning products). Non-proprietary fragrances shall specifically include fragrances offered for sale as of May 1, 1998 by Seller on repositionable note products (e.g., apple, banana, black cherry, bubble gum, chocolate, cinnamon, dill pickle, floral, natural gas, grape, lemon, orange, peppermint, pine, pineapple, pizza, root beer, rose, strawberry and watermelon).

         "Taxes" shall mean all income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         In addition, the following terms shall have the respective meanings set forth in the Section noted:

Term                                                                        Section
----                                                                        -------
Acquired Assets..........................................................   1.1
Assigned Contracts.......................................................   1.1(c)

                                      27

Assumed Liabilities......................................................   2.1
Business.................................................................   Recitals
Business Records.........................................................   1.1(b)
Buyer....................................................................   Preamble
Buyer Group..............................................................   11.1
Circumstance.............................................................   11.3
Closing..................................................................   4.1
Confidential Commercial Information......................................   13.1
Closing Date.............................................................   4.1
Contracts................................................................   1.1(c)
Damages..................................................................   11.1
Excluded Assets..........................................................   1.2
Excluded Liabilities.....................................................   2.2
Financial Information....................................................   5.11
Fixed Assets.............................................................   1.1(a)
Income Statements........................................................   5.11
Indemnified Party........................................................   11.3
Indemnifying Party.......................................................   11.3
Purchase Price...........................................................   3.1
Representatives..........................................................   13.1
Related Agreements.......................................................   5.1
Seller...................................................................   Preamble
Seller Group.............................................................   11.2
Transfer Taxes...........................................................   4.4

         SECTION 14.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered sections and articles are to sections and articles of this Agreement and all references herein to Exhibits and Schedules are to Exhibits and Schedules to this Agreement.

         SECTION 14.10. Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and this Agreement supersedes all prior agreements or understandings of the parties relating thereto.

         SECTION 14.11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to seek specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         SECTION 14.12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         SECTION 14.13. Waiver of Jury Trial. The parties hereto waive any right to a jury trial.

         SECTION 14.14. Representatives. No individual representative of any party to this Agreement shall be personally liable for any Damages under this Agreement irrespective of the legal theory asserted.

         SECTION 14.15. Public Announcement. Each of the parties agree not to issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby without first obtaining the written consent of the other party.

         SECTION 14.16. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the Exhibits and Schedules hereto but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

         SECTION 14.17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         SECTION 14.18. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first herein above written.


BUYER:                              ARCADE MARKETING, INC.



                                            By: _____________________________
                                                           Roger L. Barnett
                                                           President


SELLER:                             MINNESOTA MINING AND
                                     MANUFACTURING COMPANY



                                            By: _____________________________
                                            Name:
                                            Title: